Execution Version

AMENDMENT NO. 1 TO
ARRANGEMENT AGREEMENT
BETWEEN
SKYE BIOSCIENCE, INC.
AND
EMERALD HEALTH THERAPEUTICS, INC.

June 14, 2022

328972.00001/117641146.5

AMENDMENT NO. 1 TO THE
ARRANGEMENT AGREEMENT
THIS AMENDMENT is made as of June 14, 2022,
BETWEEN:
EMERALD HEALTH THERAPEUTICS, INC., a corporation existing under the laws of the Province of British Columbia,
(“EHT”)
- and -
SKYE BIOSCIENCE, INC., a corporation existing under the laws of the State of Nevada,
(“SKYE”)
WHEREAS:
(a)EHT and SKYE entered into an Arrangement Agreement dated May 11, 2022 (the “Arrangement Agreement”);
(b)the Parties wish to amend the Arrangement Agreement as of and from the date hereof;
NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each Party), the Parties agree as follows:
Article 1
INTERPRETATION
Section 1.1Definitions
In this amendment (the “Amendment”), all defined terms shall have the meanings ascribed thereto in the Arrangement Agreement, unless otherwise defined herein.
Section 1.2Inconsistencies
The Arrangement Agreement, all amendments and supplements thereto and any other document delivered in connection therewith are to be complied with in all respects by EHT and SKYE except to the extent that there is any express inconsistency between the provisions of this Amendment and the provisions contained in the Arrangement Agreement (as amended from time to time) in which case, the provisions of this Amendment shall prevail.
Article 2
AMENDMENTS TO ARRANGEMENT AGREEMENT PROVISIONS
Section 2.1Amendment to Section 6.3(e)
Section 6.3(e) of the Arrangement Agreement is hereby deleted in its entirety and replaced by the following:
“[Reserved.]”

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Section 2.2Amendment to Section 6.6
Section 6.6 of the Arrangement Agreement is hereby deleted in its entirety and replaced by the following:
“SKYE shall take all necessary actions to ensure that, at the Effective Time, (i) the SKYE Board shall be comprised of five directors. The members of the SKYE Board, the Chairperson of the Board and the management of SKYE shall be as set out in Schedule “G” (collectively, the “SKYE Nominees”). The Parties agree to work cooperatively to implement the foregoing including by providing any information required by Law with respect to the foregoing individuals for inclusion in the SKYE Proxy Statement and the Listing Statement, to the extent required, no later than five Business Days prior to the required mailing of the SKYE Proxy Statement and submission of the Listing Statement to the CSE, respectively. SKYE shall pass any such resolutions of the SKYE Board, and take all other actions, as may be required to ensure that, at the Effective Time, the SKYE Board is comprised of the five directors contemplated in Schedule “G”.”
Section 2.3Amendment to Schedule “G”
Schedule “G” of the Arrangement Agreement is hereby deleted in its entirety and replaced by the following:
“SKYE Board of Directors: Punit Dhillon (Chair), Bobby Rai, Praveen Tyle, Margaret Dalesandro and Keith Ward.
SKYE Management: Punit Dhillon (Chief Executive Officer and President), Kaitlyn Arsenault (Chief Financial Officer) and Tu Diep (Chief Development Officer).”
Section 2.4Effect of Amendment
Except with respect to the modifications expressly implemented in accordance herewith, the content of this Amendment shall not in any way be interpreted as modifying the terms and conditions of the Arrangement Agreement and it contains no other modification, whether implicit or ancillary and no other change in any other respect; the Arrangement Agreement remains in effect unchanged in accordance with its terms and conditions.
Article 3
GENERAL
Section 3.1Further Assurances
Each of the Parties hereto will make, do and execute, or cause to be made, done and executed, any such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to further document or evidence the full intent and meaning of this Amendment.
Section 3.2No Waiver
Failure of a Party hereto to insist upon the strict performance of any term or condition of this Amendment or to exercise any right, remedy or recourse hereunder shall not be construed as a waiver or relinquishment of any such term and condition.
Section 3.3Successors, Assigns and Assignment
This Amendment will enure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties hereto. This Amendment may not be assigned by any Party other than in compliance with and concurrently with the Arrangement Agreement.

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Section 3.4Amendments and Waivers
No amendment of this Amendment or further amendment to the Arrangement Agreement shall be valid or binding unless set forth in writing and duly executed by each of the Parties. No waiver of any breach of any provision of this Amendment shall be effective or binding unless made in writing and signed by the Party purporting to give same and, unless otherwise provided, will be limited to the specific breach waived.
Section 3.5Governing Law
This Amendment shall be governed, including as to validity, interpretation and effect, by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Each of the Parties hereby irrevocably attorns to the non-exclusive jurisdiction of the Courts of the Province of British Columbia situated in the City of Vancouver in respect of all matters arising under and in relation to this Amendment and waives objection to venue of any proceeding in such court or that such court provides an inconvenient forum.
Section 3.6Severability
If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.
Section 3.7Counterparts, Execution
This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Amendment, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.
* * * * * * *

328972.00001/117641146.5

IN WITNESS WHEREOF the Parties have executed this Amendment on the date first written above.

EMERALD HEALTH THERAPEUTICS, INC.
By:	/s/ Mohammed Jiwan, COO
Authorized Signing Officer

SKYE BIOSCIENCE, INC.
By:	/s/ Punit Dhillon, CEO
Authorized Signing Officer

[Signature Page to Amendement No. 1 to Arrangement Agreement]